Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-287359) and Form S-8 (Nos. 333-270600, 333-263796, 333-261029) of Weave Communications, Inc. of our report dated March 5, 2026 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah
March 5, 2026